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                                                                 Exhibit 23.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SLM Holding Corporation for the registration of 82,514 shares of its common stock and to the incorporation by reference therein of our report dated January 13, 1997, with respect to the consolidated financial statements of SLM Holding Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                            Ernst & Young LLP

Washington, D.C.
June 3, 1999